Questions / Stratification Requests:
1)	Rating agency’s base case loss expectation (per agency to single-B level)

S&P: 2.11%, Moody’s 4.50%.

2)	Percentage of silent seconds, CLTV of silents, CLTV of entire pool with silents and louds: 45.00%, 99.69%, 90.61%.

3)	Silent second stratification: See attached

4)	Second lien stratification: See attached

5)	Investment stratification: See attached

6)	IO stratification: See attached

7)	Excess spread to static and forward LIBOR Please see the Excess Spread Schedule on page 17 of the Term Sheet.

8)	Weighted average DTI: 43.14%

9)	California – north / south breakout (percentage, FICO, LTV, documentation):

See attached

10)	Riverside / San Bernardino concentration, FICO, LTV, CLTV (including silents): See attached

11)	Stratification for attached zip codes (CONFIDENTIAL):